                                                                   EXHIBIT 10.03

================================================================================


                     TRANSFER AND ADMINISTRATION AGREEMENT


                                     among


                        ENTERPRISE FUNDING CORPORATION,

                                as the Company,

                                      and

                           ANTHONY INDUSTRIES, INC.,

                               as the Transferor
                                      and
                             the Master Servicer,

                                      and

                              NATIONSBANK, N.A.,

                          as the Administrative Agent
                                      and
                             the Collateral Agent


                         Dated as of January 24, 1996


================================================================================
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                               TABLE OF CONTENTS
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                                   ARTICLE I


                                DEFINITIONS...............................   1
SECTION 1.1.   Certain Defined Terms......................................   1
SECTION 1.2.   Other Terms................................................  17
SECTION 1.3.   Computation of Time Periods................................  18


                                  ARTICLE II
                      PURCHASES AND SETTLEMENTS...........................  18

SECTION 2.1.   Facility...................................................  18
SECTION 2.2.   Transfers; Company Certificate; Eligible Receivables.......  18
SECTION 2.3.   Selection of Tranche Periods and Tranche Rates.............  20
SECTION 2.4.   Discount, Fees and Other Costs and Expenses................  20
SECTION 2.5.   Non-Liquidation Settlement and Reinvestment Procedures.....  21
SECTION 2.6.   Liquidation Settlement Procedures..........................  21
SECTION 2.7.   Fees.......................................................  22
SECTION 2.8.   Protection of Ownership Interest of the Company............  22
SECTION 2.9.   Deemed Collections; Application of Payments................  23
SECTION 2.10.  Payments and Computations, Etc.............................  24
SECTION 2.11.  Reports....................................................  24
SECTION 2.12.  Collection Account.........................................  24
SECTION 2.13.  Taxes......................................................  25
SECTION 2.14.  Recourse to Transferor/Sellers.............................  25


                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES...........................  26

SECTION 3.1.   Representations and Warranties of the Transferor...........  26
SECTION 3.2.   Reaffirmation of Representations and
               Warranties by the Transferor...............................  28


                                  ARTICLE IV
                          CONDITIONS PRECEDENT............................  29

SECTION 4.1.   Conditions to Closing......................................  29
SECTION 4.2.   Other Conditions to Closing................................  30
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                                   ARTICLE V
                                 COVENANTS................................  31

SECTION 5.1.   Affirmative Covenants of Transferor........................  31
SECTION 5.2.   Negative Covenants of Transferor...........................  33
SECTION 5.3.   Financial Covenants of Transferor..........................  34


                                  ARTICLE VI
                  ADMINISTRATION AND COLLECTIONS..........................  35

SECTION 6.1.   Appointment of Master Servicer.............................  35
SECTION 6.2.   Duties of Master Servicer..................................  35
SECTION 6.3.   Rights After Designation of New Master Servicer............  36
SECTION 6.4.   Responsibilities of the Transferor.........................  37


                                  ARTICLE VII
                           TERMINATION EVENTS.............................  37

SECTION 7.1.   Termination Events.........................................  37
SECTION 7.2.   Termination................................................  38


                                 ARTICLE VIII
          INDEMNIFICATION; EXPENSES; RELATED MATTERS......................  39

SECTION 8.1.   Indemnities by the Transferor..............................  39
SECTION 8.2.   Indemnity for Taxes, Reserves and Expenses.................  40
SECTION 8.3.   Other Costs, Expenses and Related Matters..................  42
SECTION 8.4.   Reconveyance Under Certain Circumstances...................  42


                                  ARTICLE IX
                            MISCELLANEOUS.................................  43

SECTION 9.1.   Term of Agreement..........................................  43
SECTION 9.2.   Waivers; Amendments........................................  43
SECTION 9.3.   Notices....................................................  43
SECTION 9.4.   Governing Law; Submission to Jurisdiction;
               Integration................................................  45
SECTION 9.5.   Severability; Counterparts.................................  45
SECTION 9.6.   Successors and Assigns.....................................  45
SECTION 9.7.   Waiver of Confidentiality..................................  45
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SECTION 9.8.   Confidentiality Agreement..................................  46
SECTION 9.9.   No Bankruptcy Petition Against the Company.................  46
SECTION 9.10.  No Recourse Against Stockholders, Officers or Directors....  46
SECTION 9.11.  Characterization of the Transactions Contemplated
               by the Agreement...........................................  46
SECTION 9.12.  Assignment of the Receivables Purchase Agreement...........  46
SECTION 9.13.  Further Actions............................................  47


Exhibit A    Form of Contract............................................. A-1

Exhibit B    Credit and Collection Policies
                     and Practices........................................ B-1

Exhibit C    List of Account Banks and Accounts........................... C-1

Exhibit D    Form of Account Agreement.................................... D-1

  Annex 1    to Account Agreement
                    [Form of Notice of Effectiveness]..................... D-4

  Annex 2    to Account Agreement
                    [Form of Acknowledgement and Authorization]........... D-5

Exhibit E    Form of Investor Report...................................... E-1

Exhibit F    Transfer Certificate......................................... F-1

Exhibit G    List of Actions and Suits.................................... G-1

Exhibit H    Location of Records of Transferor; Principal Place of
              Business and Chief Executive Office of Transferor........... H-1

Exhibit I    List of Subsidiaries, Divisions and Tradenames............... I-1

Exhibit J    Form of Transferor's and Sellers' Counsel Opinion............ J-1

Exhibit K    Responsible Officer's Certificate............................ K-1

Exhibit L    Company Certificate.......................................... L-1

Exhibit M    Financial Covenants.......................................... M-1
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                                     -iii-

                     TRANSFER AND ADMINISTRATION AGREEMENT


          TRANSFER AND ADMINISTRATION AGREEMENT (this "Agreement"), dated as of
                                                       ---------
January 24, 1996, among ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), ANTHONY INDUSTRIES, INC., a Delaware corporation, as the
      -------
transferor (in such capacity, the "Transferor") and as the master servicer (in
                                   ----------
such capacity, the "Master Servicer"), and NATIONSBANK, N.A., as the
                    ---------------
administrative agent (in such capacity, the "Administrative Agent") and the
                                             --------------------
collateral agent (in such capacity, the "Collateral Agent").
                                         ----------------

                            PRELIMINARY STATEMENTS
                            ----------------------

          WHEREAS, on the Closing Date (as hereinafter defined) and from time to time thereafter pursuant to the Receivables Purchase Agreements (as hereinafter defined), each of the Sellers (as hereinafter defined) has agreed to convey, transfer and assign certain receivables to the Transferor;

          WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage ownership interests in certain accounts receivable; and

          WHEREAS, the Company may desire to accept such conveyance, transfer and assignment of such undivided percentage ownership interests, subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS


          SECTION I.1.  Certain Defined Terms. As used in this Agreement, the
                        ---------------------
following terms shall have the following meanings:

          "Account" means an account maintained by the Master Servicer at an
           -------
Account Bank for the purpose of receiving Collections from Receivables.

          "Account Agreement" means an agreement among the Collateral Agent, the
           -----------------
Master Servicer and an Account Bank in substantially the form of Exhibit D hereto.

          "Account Bank" means each of the banks set forth in Exhibit C hereto
           ------------
and such banks as may be added thereto or deleted therefrom pursuant to Section 2.8.

          "Adjustment" has the meaning specified in Section 2.9.
           ----------

          "Administrative Agent" means NationsBank, N.A., a national banking
           --------------------
association, as the administrative agent.

          "Adverse Claim" means a lien, security interest, charge or
           -------------
encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

          "Affiliate" means, with respect to any Person, any other Person
           ---------
directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

          "Aggregate Unpaids" means, at any time, an amount equal to the sum of
           -----------------
(i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Company at such time.

          "Arrangement Fee" means the fee payable by the Transferor to the
           ---------------
Administrative Agent pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

          "Base Rate" or "BR" means, a rate per annum equal to the greater of
           ---------
(i) the prime rate of interest announced by the Liquidity Provider from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider) and (ii) the sum of (a) two percent (2%) and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it.

          "Business Day" means any day excluding Saturday, Sunday and any day on
           ------------
which banks in New York, New York, Charlotte, North Carolina or Los Angeles, California are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

          "BR Tranche" means a Tranche as to which Discount is calculated at the
           ----------
Base Rate.

          "BR Tranche Period" means, with respect to a BR Tranche, either (i)
           -----------------
prior to the Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, or (ii) after the Termination Date, a period of one day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

          "Capitalized Lease" of a Person means any lease of property by such
           -----------------
Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          "CD Rate" means, with respect to any CD Tranche Period, a rate which
           -------
is .75% in excess of a rate per annum equal to the sum (rounded upward to the nearest 1/100 of 1%) of (A) the rate obtained by dividing (x) the Certificate of Deposit Rate for such CD Tranche Period by (y) a percentage equal to 100% minus the stated maximum rate for all reserve requirements as specified in Regulation D (including without limitation any marginal, emergency, supplemental, special or other reserves) that would be applicable during such Tranche Period to a negotiable certificate of deposit in excess of $100,000, with a maturity approximately equal to such Tranche Period, of any member bank of the Federal Reserve System plus (B) the then daily net annual assessment rate (rounded upward, if necessary, to the nearest 1/100 of 1%) as estimated by the Liquidity Provider for determining the current annual assessment payable by the Liquidity Provider to the Federal Deposit Insurance Corporation for insuring such certificates of deposit.

          "CD Tranche" means a Tranche as to which Discount is calculated at the
           ----------
CD Rate.

          "CD Tranche Period" means, with respect to a CD Tranche, either (a)
           -----------------
prior to the Termination Date, a period of up to one month requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, or (b) after the Termination Date, a period of one day. If such CD Tranche Period would end on a day which is not a Business Day, such CD Tranche Period shall end on the next succeeding Business Day.

          "Certificate of Deposit Rate" means, with respect to any CD Tranche
           ---------------------------
Period, the average of the bid rates determined by the Liquidity Provider to be bid rates per annum, at approximately 10:00 a.m. (New York City time) on the Business Day before the first day of the CD Tranche Period for which such CD Rate is to be applicable, of two or more New York certificate of deposit dealers of recognized standing selected by the Liquidity Provider for the purchase in New York from the Liquidity Provider at face value of certificates of deposit of the Liquidity Provider in an aggregate amount approximately comparable to the amount of the CD Tranche to which such CD Rate is to be applicable and with a maturity approximately equal to the applicable CD Tranche Period.

          "Closing Date" means May 21, 1996.
           ------------

          "Collateral Agent" means NationsBank, N.A., as collateral agent for
           ----------------
any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties.

          "Collections" means, with respect to any Receivable, all cash
           -----------
collections and other
cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable.

          "Collection Account" means the account established by the Collateral
           ------------------
Agent for the benefit of the Company, pursuant to Section 2.12.

          "Commercial Paper" means the promissory notes of the Company issued by
           ----------------
the Company in the commercial paper market.

          "Company" means Enterprise Funding Corporation, a Delaware
           -------
corporation.

          "Company Certificate" means the certificate issued to the Company
           -------------------
pursuant to Section 2.2(d) hereof.

          "Concentration Factor" means for any Designated Obligor on any date of
           --------------------
determination: (a) two percent (2%) of the Outstanding Balance of all Eligible Receivables on such date; provided, however, that with respect to any Designated Obligor and its affiliates whose long term unsecured debt obligations are rated at least "A1" by Moody's and at least "A+" by Standard & Poor's and with respect to which rating neither Moody's nor Standard & Poor's shall have made a public announcement anticipating a downgrading of such Designated Obligor's long term unsecured debt obligations to a rating less than the aforementioned ratings ("A1/A+ Rated Obligors") five percent (5%) of the Outstanding Balance of all Eligible Receivables on such date, or (b) such other amount determined by the Company in the reasonable exercise of its good faith judgment to reflect a change in the financial condition or credit worthiness of any such Designated Obligor and disclosed in a written notice delivered to the Transferor.

          "Contract" means an agreement or invoice in substantially the form of
           --------
one of the forms attached hereto as Exhibit A or otherwise approved by the Company, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered.

          "CP Rate" means, with respect to any CP Tranche Period, the rate
           -------
equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by the Company; provided, however, that if the rate (or rates) as agreed between any such agent or dealer and the Company is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from the Company's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

          "CP Tranche" means a Tranche as to which Discount is calculated at a
           ----------
CP Rate.

          "CP Tranche Period" means, with respect to a CP Tranche, a period of
           -----------------
days not to exceed 120 days commencing on a Business Day requested by the Transferor and agreed to by the Company pursuant to Section 2.3 hereof. If such CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the next succeeding Business Day.

          "Credit and Collection Policies" means the credit and collection
           ------------------------------
policy or policies and practices of the Sellers, relating to Contracts and Receivables existing on the date hereof and referred to in Exhibit B attached hereto, as modified from time to time in compliance with Section 5.2(c), which policies and practices will be adopted by the Transferor prior to the Closing Date.

          "Credit Support Agreement" means the agreement between the Company and
           ------------------------
the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

          "Credit Support Provider" means the Person or Persons who will provide
           -----------------------
credit support to the Company in connection with the issuance by the Company of Commercial Paper.

          "Dealer Fee" means the fee payable by the Transferor to the Collateral
           ----------
Agent, pursuant to Section 2.4 hereof, the terms of which are set forth in the Fee Letter.

          "Deemed Collections" means any Collections on any Receivable deemed to
           ------------------
have been received pursuant to Section 2.9(a) or (b).

          "Defaulted Receivable" means a Receivable: (i) as to which any
           --------------------
payment, or part thereof, remains unpaid for 90 days or more from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred with respect to the Obligor thereof; (iii) which has been identified by the Master Servicer as uncollectible; or (iv) which, consistent with the Credit and Collection Policies, should be written off the Transferor's books as uncollectible.

          "Delinquency Ratio" means, the ratio (expressed as a percentage)
           -----------------
computed as of the last day of each fiscal month by dividing (i) the aggregate Outstanding Balance of all Delinquent Receivables as of such date by (ii) the aggregate Outstanding Balance of all Receivables as of the end of the third preceding period less Defaulted Receivables as of such period.

          "Delinquent Receivable" means a Receivable: (i) as to which any
           ---------------------
payment, or part thereof, remains unpaid for more than 30 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

          "Designated Obligor" means, at any time, each Obligor; provided,
           ------------------
however, that any Obligor shall cease to be a Designated Obligor upon notice to the Transferor from the Company delivered at any time in the event of an adverse change in the financial condition or credit worthiness of any such Obligor as determined in the sole discretion of the Company.

          "Dilution Ratio" means, for any period of determination, the weighted
           --------------
average based upon the aggregate Outstanding Balance of all K-2 Receivables and Shakespeare Receivables, respectively, of the K-2 Dilution Ratio and the Shakespeare Dilution Ratio.

          "Dilution Reserve" means, at any time, an amount equal to the product
           ----------------
of (i) 1.5, (ii) the highest Dilution Ratio as of the last day of each of the twelve (12) fiscal months preceding the current month and (iii) the sum of the Net Investment, the Loss Reserve, the Discount

Reserve and the Servicing Fee Reserve at such time.

          "Discount" means, with respect to any Tranche Period:
           --------

                                      (TR x TNI) x AD
                                                   --
                                                  360

Where:

     TR =          the Tranche Rate applicable to such Tranche Period.

     TNI =   the portion of the Net Investment allocated to such Tranche Period.

     AD =         the actual number of days during such Tranche Period.

provided, however, that no provision of this Agreement shall require the payment
- --------  -------
or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount shall not be considered
                    --------  -------
paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

          "Discount Reserve" means, at any time, an amount equal to:
           ----------------

                                       TD + LY

Where:

     TD = the total discount, which equals the sum of the unpaid Discount for all Tranche Periods.

     LY =  the Liquidation Yield.

          "Early Collection Fee" means, for any Tranche Period (such Tranche
           --------------------
Period to be determined without regard to the last sentence in Section 2.3(a)) during which the portion of the Net Investment that was allocated to such Tranche Period is reduced, the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the Company from investing the proceeds of such reductions.

          "Eligible Investments" means any of the following: (a) negotiable
           --------------------
instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1", and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies, (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above, (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1" respectively, and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

          "Eligible Receivable" means, at any time, any Receivable:
           -------------------

                    (i) which has been purchased by the Transferor pursuant to the K-2 Receivables Purchase Agreement or the Shakespeare Receivables Purchase Agreement, and to which the Transferor has good title thereto, free and clear of all Adverse Claims (other than the lien and security interest of the Collateral Agent therein);

                    (ii) the Obligor of which is a United States resident, is a Designated Obligor at the time of the initial creation of an interest therein hereunder, is not an Affiliate of any of the parties hereto or any of the Sellers, and is not a government or a governmental subdivision or agency; provided, however, Receivables from Government Obligors up to the Government Concentration Factor may be included as Eligible Receivables; provided, further, Receivables backed by Letter of Credit Banks up to the Letter of Credit Bank Concentration Factor may be included as Eligible Receivables; provided, further, Receivables with an aggregate Outstanding Balance of 2% of the Eligible Receivables may be due from Obligors which are Canadian residents;

                    (iii) which is not a Defaulted Receivable at the time of the initial creation of an interest of the Company therein;

                    (iv) which is not a Delinquent Receivable at the time of the initial creation of an interest of the Company therein;

                    (v) which, according to the Contract related thereto, is required to be paid in full within 364 days of the original billing date therefor;

                    (vi) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

                    (vii) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of
     Section 3(a)(3) of the Securities Act of 1933, as amended;

                    (viii) which is an "account" within the meaning of Article 9 of the UCC of all applicable jurisdictions;

                    (ix) which is denominated and payable only in United States dollars in the United States;

                    (x) which arises under a Contract that together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any litigation, offset, counterclaim or other defense;

                    (xi) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                    (xii) which (A) satisfies all applicable requirements of the relevant Credit and Collection Policy, (B) is assignable without the consent of, or notice to, the Obligor thereunder, and (C) arises pursuant to a Contract with respect to which the Transferor and the applicable Seller have performed all obligations required to be performed by them thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder;

                    (xiii) which was generated in the ordinary course of business of one of the Sellers and for which the Transferor and the applicable Seller have performed all obligations necessary for repayment including, but not limited to, invoicing;

                    (xiv) with respect to (a) K-2 Receivables, the Obligor of which has been directed to make all payments to a specified account of the Master Servicer with respect to which there shall be an Account Agreement in effect and (b) Shakespeare Receivables, the Obligor of which has been directed to make all payments to Shakespeare directly, which shall remit such Collections immediately, but in any event with forty-eight (48) hours of receipt, to an Account; and

                    (xv) as to which the Company has not notified the Transferor that the Company has determined that such Receivable or class of Receivables is not acceptable for purchase hereunder because the nature of the business of the Obligor may impair the collectibility of such Receivable or class of Receivables, or because of a potential conflict of interest between the interests of the Transferor or a Seller and the Company, any Liquidity Provider, any Credit Support Provider or any of their respective

     Affiliates.

          "Estimated Maturity Period" means, at any time, the period, rounded
           -------------------------
upward to the nearest whole number of days, equal to the weighted average number of days until due of the Receivables as calculated by the Master Servicer in good faith and set forth in the most recent Investor Report, such calculation to be based on the assumptions that (a) each Receivable within a particular aging category (as set forth in the Investor Report) will be paid on the last day of such aging category, (b) the last day of the last such aging category coincides with the last date on which any Outstanding Balance of any Receivables would be written off as uncollectible or charged against any applicable reserve or similar account in accordance with the objective requirements of the Credit and Collection Policies and the Transferor's normal accounting practices applied on a basis consistent with those reflected in the Transferor's financial statements, and (c) for any Receivable which is due in more than 30 days the maturity period will include the weighted average calculated according to clauses (a) and (b), plus the number of days to the due date for such Receivable; provided, however, that if the Company shall reasonably disagree with any such calculation, the Company may recalculate the Estimated Maturity Period, and such recalculation, in the absence of manifest error, shall be conclusive.

          "Eurodollar Rate" means, with respect to any Eurodollar Tranche
           ---------------
Period, a rate which is .625% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Liquidity Provider during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Liquidity Provider for determining the current annual assessment payable by the Liquidity Provider to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

          "Eurodollar Tranche" means a Tranche as to which Discount is
           ------------------
calculated at the Eurodollar Rate.

          "Eurodollar Tranche Period" means, with respect to a Eurodollar
           -------------------------
Tranche, prior to the Termination Date, a period of up to one month requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company; provided, however, that if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day; provided, further, that if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar

Tranche Period shall expire on the last Business Day of such month.

          "Event of Bankruptcy" means, with respect to any Person, (i) that such
           -------------------
Person shall (x) generally not pay its debts as such debts become due, (y) admit in writing its inability to pay its debts generally or (z) shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, relief of debtors, the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation or other organization, such Person or any Subsidiary shall take any corporate or organizational action to authorize any of the actions set forth in the preceding clauses (i) and (ii).

          "Facility Fee" means the fee payable by the Transferor to the
           ------------
Liquidity Provider pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

          "Fee Letter" means the letter agreement dated the date hereof with
           ----------
respect to the fees to be paid by the Transferor hereunder between the Transferor and the Company, as amended, modified or supplemented from time to time.

          "Finance Charges" means, with respect to a Contract, any finance,
           ---------------
interest, late or similar charges owing by an Obligor pursuant to such Contract.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

          "Government Concentration Factor" means for all Government Obligors on
           -------------------------------
any date of determination, five percent of the Net Investment on such date.

          "Government Obligors" means any Obligor which is a subdivision,
           -------------------
agency, bureau, department or instrumentality of any government, whether federal, state or local.

          "Guaranty" means, with respect to any Person, any agreement by which
           --------
such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

          "Incremental Transfer" means a Transfer which is made pursuant to
           --------------------
Section 2.2(a).

          "Indebtedness" means, with respect to any Person, such Person's (i)
           ------------
obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

          "Indemnified Amounts" has the meaning specified in Section 8.1.
           -------------------

          "Indemnified Parties" has the meaning specified in Section 8.1.
           -------------------

          "Investor Report" means a report, in substantially the form attached
           ---------------
hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and the Company, furnished by the Master Servicer to the Company and the Administrative Agent pursuant to Section 2.11.

          "K-2" means K-2 Corporation, an Indiana corporation.
           ---

          "K-2 Dilution Ratio" means the ratio (expressed as a percentage)
           ------------------
computed as of the last day of each fiscal month by dividing (i) the aggregate amount of credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, charge back allowances and other dilutive factors, and any other billing or other adjustment by the Transferor or the Master Servicer, provided to Obligors in respect of K-2 Receivables during the five preceding months by
(ii) the aggregate Outstanding Balance of all K-2 Receivables which arose during the five month period which ends on the third preceding month to the current month.

          "K-2 Receivables" means Receivables originated by K-2.
           ---------------

          "K-2 Receivables Purchase Agreement" means the receivables purchase
           ----------------------------------
agreement dated as of the date hereof between K-2 and the Transferor, as modified, amended or supplemented from time to time.

          "Law" means any law (including common law), constitution, statute,
           ---
treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

          "Letter of Credit Bank" means a bank acceptable to the Administrative
           ---------------------
Agent that has issued a letter of credit to satisfy the indebtedness of a foreign obligor with respect to a U.S. dollar denominated Receivable.

          "Letter of Credit Bank Concentration Factor" means, for any Letter of
           ------------------------------------------
Credit Bank (a) with a short-term unsecured debt rating "A-1" or better by S&P and "P-1" or better by Moody's, and a long-term rating of "A" or better by S&P and Moody's, there shall be no concentration limit other than that set forth in the proviso below, (b) with a short-term rating of "A-2" or "A-3" by S&P and "P-2" or "P-3" by Moody's, and a long-term rating of "A-" or "BBB-" by S&P and "A-" or "Baa-"
by Moody's, Eligible Receivables with an Outstanding Balance of $5 million, and
(c) with a short term rating or a long term rating lower than that specified in clauses (a) and (b) above, Eligible Receivables with an Outstanding Balance of 2% of the Outstanding Balance of all Eligible Receivables on such date; provided, however, under no circumstance shall the aggregate of the Outstanding
- --------  -------
Balance of Receivables backed by Letter of Credit Banks exceed $15 million; provided, further, that the Company shall retain the right to change the rating
- --------  -------
requirements set forth above at any time in its sole discretion.

          "LIBOR Rate" means, with respect to any Eurodollar Tranche Period, the
           ----------
rate at which deposits in dollars are offered to the Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period.

          "Liquidation Yield" means, at any time, an amount equal to:
           -----------------

                 (RVF x LBR x NI) x (EM x 1.5)
                                     --------
                                     360


Where:

RVF  =    the Rate Variance Factor at such time.

LBR  =    the Base Rate which is applicable at such time.

NI   =    the Net Investment at such time.

EM   =    the Estimated Maturity Period of the Receivables.

          "Liquidity Provider" means the Person or Persons who will provide
           ------------------
liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

          "Liquidity Provider Agreement" means the agreement between the Company
           ----------------------------
and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

          "Loss Percentage" means on any day the greatest of (i) three (3) times
           ---------------
the highest Loss-to-Liquidation Ratio as of the last day of each of the twelve
(12) fiscal months preceding the then current month, and (ii) ten percent (10%).

          "Loss Reserve" means, on any day, an amount equal to:
           ------------

                 LP x (NI + DLR + DR + SFR)

Where:

LP   =    the Loss Percentage at the close of business of the Master Servicer on such day.

NI   =    the Net Investment at the close of business of the Master Servicer on such day.

DLR  =    the Dilution Reserve at the close of business of the Master Servicer on such day.

DR   =    the Discount Reserve at the close of business of the Master Servicer on such day.

SFR  =    the Servicing Fee Reserve at the close of business of the Master
          Servicer on such day.


Notwithstanding the foregoing, the Loss Reserve shall at all times be at least equal to $5,000,000.00.

          "Loss-to-Liquidation Ratio" means the ratio (expressed as a
           -------------------------
percentage) computed as of the last day of each fiscal month by dividing (i) the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during the past three consecutive periods, by (ii) the aggregate amount of Collections received by the Master Servicer during the past three consecutive periods.

          "Master Servicer" means at any time the Person then authorized
           ---------------
pursuant to Section 6.1 to service, administer and collect Receivables, which shall initially be Anthony Industries, Inc.

          "Maximum Net Investment" means $50,000,000.00.
           ----------------------

          "Maximum Percentage Factor" means 95%.
           -------------------------

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Net Investment" means the sum of the amounts paid to the Transferor
           --------------
for each Incremental Transfer less the aggregate amount of Collections received and applied by the Company to reduce such Net Investment pursuant to Section 2.5, Section 2.6 or Section 2.9; provided that the Net Investment shall be restored in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason.

          "Net Receivables Balance" means at any time the Outstanding Balance of
           -----------------------
the Eligible Receivables at such time reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor exceeds the Concentration Factor for such Designated Obligor, plus (ii) the aggregate Outstanding Balance of all Eligible Receivables which
- ----
are Defaulted Receivables, plus (iii) the aggregate Outstanding Balance of all
                           ----
Eligible Receivables of each Obligor with respect to which either 25% or more of such Obligor's Receivables are Defaulted Receivables, plus (iv) the aggregate
                                                      ----
amount by which
the Outstanding Balance of all Eligible Receivables of all Government Obligors exceeds the Government Concentration Factor, plus (v) the aggregate amount by
                                             ----
which the Outstanding Balance of all Eligible Receivables backed by Letter of Credit Banks exceeds the Letter of Credit Bank Concentration Factor.

          "Obligor" means a Person obligated to make payments for the provision
           -------
of goods and services pursuant to a Contract.

          "Official Body" shall mean any government or political subdivision or
           -------------
any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Other Transferor" means any Person other than the Transferor that has
           ----------------
entered into a receivables purchase agreement or transfer and administration agreement with the Company.

          "Outstanding Balance" means, with respect to any Receivable at any
           -------------------
time, the then outstanding principal amount thereof including any accrued and outstanding Finance Charges related thereto.

          "Percentage Factor" means the percentage computed at any time of
           -----------------
determination as follows:

                 NI  +  LR  +  DLR  +  DR  +  SFR
                 --------------------------------
                                   NRB

where:

NI   =    the Net Investment at the time of such computation.

LR   =    the Loss Reserve at the time of such computation.

DLR  =    the Dilution Reserve at the time of such computation.

DR   =    the Discount Reserve at the time of such computation.

SFR  =    the Servicing Fee Reserve at the time of such computation.

NRB  =    the Net Receivables Balance at the time of such computation.

          Notwithstanding the foregoing computation, the Percentage Factor shall not exceed one hundred percent (100%). The Percentage Factor shall be calculated by the Master Servicer on the day of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Master Servicer shall, as of the close of business of the Master Servicer on each Business Day recompute the Percentage Factor and report such recomputations to the Company in the Investor Report and as otherwise requested by the Company. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made. The Percentage Factor, as calculated at the close of business on the Business Day immediately preceding the Termination Date, shall remain constant at all times thereafter until such time as the Company shall have received the Aggregate Unpaids, at which time the Percentage Factor shall be recomputed in accordance with Section 2.6.

          "Person" means any corporation, limited liability company, natural
           ------
person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

          "Potential Termination Event" means an event which but for the lapse
           ---------------------------
of time or the giving of notice, or both, would constitute a Termination Event.

          "Proceeds" means "proceeds" as defined in Section 9-306(1) of the UCC.
           --------

          "Program Fee" means the fee payable by the Transferor to the Company
           -----------
pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

          "Purchased Interest" means the interest in the Receivables acquired by
           ------------------
the Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

          "Rate Variance Factor" means 1.2; provided, however, such number may
           --------------------             --------  -------
be re-computed from time to time in good faith by the Company, written notice of such re-computation to be provided by the Company to the Transferor and the Master Servicer.

          "Receivable" means the indebtedness owed to either of the Sellers by
           ----------
any Obligor (without giving effect to any purchase under the Receivables Purchase Agreements or hereunder at any time) under a Contract whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of merchandise or services by the Sellers, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 hereof, it shall no longer constitute a Receivable hereunder.

          "Receivables Purchase Agreements" means the K-2 Receivables Purchase
           -------------------------------
Agreement and the Shakespeare Receivables Purchase Agreement.

          "Records" means all Contracts and other documents, books, records and
           -------
other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

          "Related Security" means with respect to any Receivable:
           ----------------

                    (i) all of the Transferor's interest, if any, in the merchandise (including returned merchandise), if any, the sale of which by the Sellers gave rise to such Receivable;

                    (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                    (iii) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                    (iv) all of the Transferor's right and title to, and interest in, the Receivables Purchase Agreements and the assignment to the Collateral Agent of all Uniform Commercial Code financing statements filed by the Transferor against the Sellers under or in connection with the sale of such Receivable to the Transferor pursuant to the Receivables Purchase Agreements; and

                    (v)    all Records.

          "Section 8.2 Costs" has the meaning specified in Section 8.2(d).
           -----------------

          "Sellers" means K-2 and Shakespeare.
           -------

          "Servicing Fee" means the fee payable by the Company to the Master
           -------------
Servicer, with respect to a Tranche, in an amount equal to 0.75% per annum on the amount of the Net Investment allocated to such Tranche pursuant to Section
2.3. Such fee shall accrue from the date of the initial purchase of an ownership interest in the Receivables to the later of the Termination Date or the date on which the Net Investment is reduced to zero. On or prior to the Termination Date such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5. After the Termination Date such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6.

          "Servicing Fee Reserve" means at any time an amount equal to the
           ---------------------
product of (A) the aggregate Outstanding Balance of the Receivables at such time, and (B) 0.75%, and (C) a fraction having as the numerator, the sum of (x)
1.5 times the Estimated Maturity Period plus (y) (ii) 30, and as the denominator, 360.

          "Shakespeare" means Shakespeare Company, a Delaware corporation.
           -----------

          "Shakespeare Dilution Ratio" means the ratio (expressed as a
           --------------------------
percentage) computed as of the last day of each fiscal month by dividing (i) the aggregate amount of credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, charge back allowances and other dilutive factors, and any other billing or other adjustment by the Transferor or the Master Servicer, provided to Obligors in respect of Shakespeare Receivables during such month by (ii) the aggregate Outstanding Balance of all Shakespeare Receivables which arose during the third preceding month.

          "Shakespeare Receivables" means Receivables originated by Shakespeare.
           -----------------------

          "Shakespeare Receivables Purchase Agreement" means the receivables
           ------------------------------------------
purchase agreement dated as of the date hereof between Shakespeare and the Transferor, as modified, amended or supplemented from time to time.

          "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Group.
           -----------------      ---

          "Subsidiary" of a Person means any Person more than 50% of the
           ----------
outstanding voting securities of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

          "Termination Date" means the earliest of (i) the Business Day
           ----------------
designated by the Transferor to the Company as the Termination Date at any time following 60 days' written notice to the Company, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement, (iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the day on which a Termination Event occurs pursuant to Section 7.1, or (v) May 20, 1997, subject to extension upon consent of all of the parties hereto.

          "Termination Event" means an event described in Section 7.1.
           -----------------

          "Tranche" means a portion of the Net Investment allocated to a Tranche
           -------
Period pursuant to Section 2.3.

          "Tranche Period" means a CP Tranche Period, a BR Tranche Period, a CD
           --------------
Tranche Period or a Eurodollar Tranche Period.

          "Tranche Rate" means the CP Rate, the Base Rate, the CD Rate or the
           ------------
Eurodollar Rate.

          "Transaction Costs" has the meaning specified in Section 8.3(a).
           -----------------

          "Transfer" means a conveyance, transfer and assignment by the
           --------
Transferor to the Company of an undivided percentage ownership interest in Receivables hereunder.

          "Transfer Certificate" has the meaning specified in Section 2.2(a).
           --------------------

          "Transfer Date" means, with respect to each Transfer, the Business Day
           -------------
on which such Transfer is made.

          "Transfer Price" means with respect to any Incremental Transfer, the
           --------------
amount paid
to the Transferor by the Company as described in the Transfer Certificate.

          "Transferor" means Anthony Industries, Inc., a Delaware corporation.
           ----------

          "Transferred Interest" means, at any time of determination, an
           --------------------
undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable,
(iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest is equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security and Collections with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security and Collections. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Company shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security and Collections, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the transferred Interest in each other Receivable.

          "UCC" means, with respect to any state, the Uniform Commercial Code as
           ---
from time to time in effect in such state.

          SECTION I.2.  Other Terms.  All accounting terms not specifically
                        -----------
defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION I.3.  Computation of Time Period.  Unless otherwise stated in
                        --------------------------
this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each means "to but excluding," and the word "within" means "from and excluding" a specified date "to and including" a later specified date.


                                  ARTICLE II

                           PURCHASES AND SETTLEMENTS


          SECTION II.1.  Facility.  Upon the terms and subject to the conditions
                         --------
herein set forth the Transferor may, at its option, convey, transfer and assign to the Company, and the Company may, at its option, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security and Collections with respect thereto, from time to time. By accepting a conveyance, transfer and assignment of the Receivables hereunder, the Company does not assume, and shall not have, any obligations or liability under any of the Contracts.

          SECTION II.2.  Transfers; Company Certificate; Eligible
                         ----------------------------------------
Receivables.  (a) Incremental Transfers.  Upon the terms and subject to the
- -----------       ---------------------
conditions herein set forth the Transferor may, at its option, convey, transfer and assign to the Company, and the Company may, at its option, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security and Collections with respect thereto (each, an "Incremental Transfer") from time to time prior to the occurrence of a Termination Date for an aggregate Transfer Price not to exceed the Maximum Net Investment; provided that the Company shall not be required to accept any Incremental Transfer if it is unable to obtain funds therefor in the commercial paper market or under the Liquidity Provider Agreement. The Transferor shall by notice given by telefax offer to convey, transfer and assign to the Company undivided percentage ownership interests in the Receivables at least three (3) Business Days prior to the proposed date of an Incremental Transfer. Each such notice shall specify the desired Transfer Price (which shall be at least $5,000,000 or integral multiples of $1,000,000 in excess thereof) and the desired date of such Incremental Transfer, together with the desired Tranche Period (or range) related thereto as required by Section 2.3. The Company if it accepts such offer shall accept such offer to convey, transfer and assign such undivided percentage ownership interests by notice given to the Transferor by telephone or telefax. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify the Company against any loss or expense incurred by the Company, either directly or through the Liquidity Provider Agreement as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Company, either directly or pursuant to the Liquidity Provider Agreement, by reason of the liquidation or reemployment of funds acquired by the Company or the Liquidity Provider (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Company to fund such Incremental Transfer.

          On the date of the initial Incremental Transfer, the Company shall deliver written confirmation to the Transferor of the Transfer Price, the Tranche Period(s) and the Tranche Rate(s) relating to such Transfer and the Transferor shall deliver to the Company the Transfer Certificate in the form of Exhibit F hereto (the "Transfer Certificate"). The Company shall indicate the
                       --------------------
amount of the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate. On the date of each subsequent Incremental Transfer, the Company shall send written confirmation to the Transferor of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to such Incremental Transfer. The Company shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers. Following each Incremental Transfer, the Company shall deposit to the Transferor's account at the location indicated in Section 9.3, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer.

               (b)  Reinvestment Transfers.  On each Business Day occurring
                    -----------------------
after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Company, and in consideration of Transferor's agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the Company hereby agrees to purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5, such that after giving effect to such Transfer, (i) the amount of the Company's Net Investment at the close of the Company's business on such Business Day shall be equal to the amount of the Company's Net Investment at the close of the Company's business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Company's Transferred Interest in each Receivable, together with Related Security and Collections with respect thereto, shall be equal to its Transferred Interest in each other Receivable, together with Related Security and Collections with respect thereto.

               (c)  All Transfers.  Each Transfer shall constitute a purchase of
                    -------------
undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, then existing, as well as in each and every Receivable, together with Related Security and Collections with respect thereto, which arises at any time after the date of such Transfer. The Company's aggregate undivided percentage ownership interest in the Receivables, together with Related Security and Collections with respect thereto, shall equal the Percentage Factor in effect from time to time.

               (d)  Company Certificate.  The Transferor shall issue to the
                    --------------------
Company the Company Certificate, in the form of Exhibit L, on or prior to the date hereof.

               (e)  Percentage Factor.  The Percentage Factor shall be initially
                    -----------------
computed as of the opening of business of the Master Servicer on the date of the initial Incremental Transfer hereunder. Thereafter until the Termination Date, the Percentage Factor shall be automatically recomputed as of the close of business of the Master Servicer on each day (other than a day after the Termination Date). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. The Percentage Factor, as computed as of the day immediately preceding the Termination Date, shall remain constant at all times on and after the Termination Date until the date on which the Net Investment shall become zero.

          SECTION II.3.  Selection of Tranche Periods and Tranche Rates.
                         ----------------------------------------------
               (a) At all times hereafter, but prior to the occurrence of a Termination Event, the Transferor shall, subject to the Company's approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche Periods at all times shall equal the Net Investment. The Transferor shall give the Company irrevocable notice by telephone of the new requested Tranche Period(s) at least three (3) Business Days prior to the expiration of any then existing Tranche Period; provided,
                                                                  --------
however, that the Company may select, in its sole discretion, any such new
- -------
Tranche Period if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable. The Company confirms that it is its intention to allocate all or substantially all of the Net Investment to one or more CP Tranche Periods; provided that the Company may determine, from time to time, in its sole discretion, that funding such Net Investment by means of one or more CP Tranche Periods is not desirable for any reason. If the Liquidity Provider acquires a Purchased Interest with respect to the Receivables pursuant to the terms of the Liquidity Provider Agreement, the Liquidity Provider may exercise the right of selection granted to the Company hereby. The Tranche Rate applicable to any such Purchased Interest may be the BR Rate, the CD Rate or the Eurodollar Rate, as determined by the Liquidity Provider. In the case of any Tranche Period outstanding upon the occurrence of a Termination Event, such Tranche Period shall end on the date of such occurrence.

               (b) At all times on and after the occurrence of a Termination Event, the Company or the Liquidity Provider, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto.

          SECTION II.4.  Discount, Fees and Other Costs and Expenses.
                         -------------------------------------------
Notwithstanding the limitation on recourse under Section 2.1, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Discount, all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fee. On the last day of each Tranche Period the Transferor shall pay to the Company an amount equal to the accrued and unpaid Discount for such Tranche Period together with an amount equal to the discount accrued on the Company's Commercial Paper notes to the extent such notes were issued in order to fund the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer. The Transferor shall pay to the Company, on each day on which Commercial Paper is issued by the Company, the Dealer Fee. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

          SECTION II.5.  Non-Liquidation Settlement and Reinvestment
                         -------------------------------------------
Procedures.  (a)  On each day after the date of any Incremental Transfer but
- ----------
prior to the Termination Date and provided that no Potential Termination Event shall have occurred and be continuing, the Master Servicer shall out of the Percentage Factor of Collections received on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for the Company (or deposit into the Collection Account if so required pursuant to Section 2.12) an amount equal to all Discount and the Servicing Fee accrued through such day and not so previously set aside or paid and (ii) apply the balance of such Percentage Factor of Collections remaining after application of Collections as provided in clause (i) of this Section 2.5 to the Transferor, for the benefit of the Company to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b). On the last day of each Tranche Period, from the amounts set aside as described in clause (i) of the first sentence of this Section 2.5, the Master Servicer shall deposit to the Company's account, an amount equal to the accrued and unpaid Discount for such Tranche Period and shall deposit to its account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. In addition, the Master Servicer shall remit to the Transferor such portion of Collections not allocated to the Company in accordance with Section 6.2(b).

               (b) In lieu of applying Collections in accordance with Section 2.5(a)(ii), the Master Servicer shall pay, upon two Business Days' written irrevocable notice to the Company and telephonic acknowledgement of receipt thereof by the Company, which acknowledgement the Company agrees to promptly deliver following receipt of such notice from the Master Servicer, such remaining Collections to the Company to reduce the Net Investment of Tranche Periods selected by the Company. Each reduction of the Net Investment shall be in an amount equal to the lesser of a whole multiple of $1 million and the Net Investment. No CD Tranche, CP Tranche or Eurodollar Tranche shall be reduced on any day other than the last day of the related Tranche Period. Unless otherwise agreed to by the Company, the Transferor may not request a reduction in the Net Investment more than once in any fiscal month.

          SECTION II.6.  Liquidation Settlement Procedures.  If on the
                         ---------------------------------
Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Company from previously received Collections, an amount equal to the amount such that, when applied in reduction of the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amount shall be applied by the Company to the reduction of the Net Investment of Tranche Periods selected by the Company. On the Termination Date and on each day thereafter, and on each day on which a Potential Termination Event has occurred and is continuing, the Master Servicer shall set aside and hold in trust for the Company (or deposit into the Collection Account if so required pursuant to Section 2.12) the Percentage Factor of all Collections received on such day. On the Termination Date or the day on which a Potential Termination Event occurs, the Master Servicer shall deposit to the Company's account any remaining amounts set aside pursuant to Section 2.5(a)(i) above. On the last day of each Tranche Period to occur on or after the Termination Date or during the continuance of a Potential Termination Event, the Master Servicer shall deposit to the Company's account, the amounts set aside pursuant to the second preceding sentence, together with any remaining amounts set aside pursuant to Section 2.5(a)(i) prior to the Termination Date or the day on which a Potential Termination Event occurs but not to exceed the sum of (i) the accrued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche Period, and (iii) the aggregate of all other amounts then owed (whether due or accrued) hereunder by Transferor to the Company. On such day, the Master Servicer shall deposit to its account, from the amounts set aside pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period. If there shall be insufficient funds on deposit for the Master Servicer to distribute funds in payment in full of the aforementioned amounts, the Master Servicer shall distribute funds (i) first, in
                                                                       -----
payment of the accrued Discount for each such Tranche, (ii) second, in payment
                                                            ------
of all fees and expenses payable to the Company hereunder, (iii) third, if the
                                                                 -----
Transferor is not the Master Servicer, to the Master Servicer's account, in payment of the Servicing Fee payable to the Master Servicer, (iv) fourth, in
                                                                  ------
reduction of the Net Investment allocated to each such Tranche Period, (v) fifth, in payment of all other amounts payable to the Company and (vi) sixth, if
- -----                                                                  -----
the Transferor is the Master Servicer, to its account as Master Servicer, in payment of the Servicing Fee payable to the Transferor as Master Servicer. Following the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, (i) the Master Servicer shall recompute the Percentage Factor, (ii) the Company shall be considered to have reconveyed to the Transferor all of the Company's right, title and interest in and to the Receivables (including the Transferred Interest), (iii) the Master Servicer shall pay to the Transferor any remaining Collections set aside and held by the Master Servicer pursuant to the third sentence of this Section 2.6 and (iv) the Company shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Company's interest in the Receivables. Any such documents shall be prepared by or on behalf of the Transferor.

          SECTION II.7.  Fees.  Notwithstanding any limitation on recourse
                         ----
contained in this Agreement, the Transferor shall pay the following non-refundable fees:

               (a) On the last day of each month, to the Company, the Program Fee and the Facility Fee;

               (b) On the date of execution hereof, to the Administrative Agent, the Arrangement Fee; and

               (c)  Such other fees as are set forth in the Fee Letter.

          SECTION II.8.  Protection of Ownership Interest of the Company.   (a)
                         -----------------------------------------------
The Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take, and cause the Sellers to take, all actions as may be necessary or as the Company may reasonably request in order to perfect or protect the Transferred Interest or to enable the Company to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Transferor will, upon the request of the Company, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.6 hereof) as may be requested by the Company and mark its master data processing records and other documents with a legend describing the purchase by the Company of the Transferred Interest. The Transferor shall, upon request of the Company, obtain such additional search reports as the Company shall request. To the fullest extent permitted by applicable law, the Company shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall neither change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York, California and Washington) nor relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Company at least thirty (30) days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Company all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest and all of the Transferor's right, title and interest in and to the Receivables Purchase Agreements, or requested by the Company in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

          (b) The Master Servicer shall instruct, or cause the Sellers to instruct, all Obligors: (i) with respect to K-2 Receivables, to cause all Collections on such Receivables to be deposited directly with an Account Bank, and (ii) with respect to Shakespeare Receivables, to cause all Collections on such Receivables to be delivered to Shakespeare directly, which shall remit such Collections immediately, but in any event within forty-eight (48) hours of receipt, to an Account. Any Account maintained by an Account Bank pursuant to the related Account Agreement shall be under the ownership and control of the Collateral Agent. The Master Servicer shall be permitted to give instructions to the Account Banks for so long as either a Master Servicer default or any other Termination Event has not occurred hereunder. The Master Servicer shall not add any bank as an Account Bank to those listed on Exhibit C unless such bank has entered into an Account Agreement. The Master Servicer shall not terminate any bank as an Account Bank unless the Administrative Agent shall have received fifteen (15) days' prior notice of such termination. The Transferor and the Master Servicer shall remit any Collections received by it immediately, but in any event within forty-eight (48) hours of receipt, to an Account.

          SECTION II.9.  Deemed Collections; Application of Payments.  (a) If on
                         -------------------------------------------
any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned goods or services, any cash discount, credit, rebate, allowance or other dilution factor, any billing adjustment or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed to have received on such day a collection of such Receivable in the amount of such reduction or cancellation (any such reduction or cancellation, an "Adjustment") and the Transferor shall on such day pay, if and only to the extent that the failure to pay such amount would result in the Percentage Factor exceeding the Maximum Percentage Factor, to the Master Servicer an amount equal to such reduction or cancellation and such amount shall be applied by the Master Servicer as a Collection in accordance with Section 2.5 or 2.6, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Company.

               (b)  If on any day any of the representations or warranties in
Article III is no longer true with respect to a Receivable, the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall on such day pay, if and only to the extent that the failure to pay such amount would result in the Percentage Factor exceeding the Maximum Percentage Factor, to the Master Servicer an amount equal to the aggregate Percentage Factor of the Outstanding Balance of such Receivable and such amount shall be allocated to the Company and applied by the Master Servicer as a Collection allocable to the Transferred Interest in accordance with Section
2.5 or 2.6, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Company. The Company shall automatically and without further action (including, without limitation, the filing of any notice or UCC termination statement) be deemed to transfer, assign and otherwise convey to the Transferor, free and clear of any Adverse Claim created by the Company but otherwise without recourse, representation or warranty, all right, title and interest of the Company in and to such Receivable and all Related Security with respect thereto and all proceeds thereof.

               (c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Company, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

          SECTION II.10.  Payments and Computations, Etc.  All amounts to be
                          ------------------------------
paid or deposited by the Transferor or the Master Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Company they shall be paid or deposited in the account indicated in Section 9.3, until otherwise notified by the Company. The Transferor shall, to the extent permitted by law, pay to the Company upon demand, interest on all amounts not paid or deposited when due to the Company hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations of amounts payable by the Transferor hereunder to the Company, the Liquidity Provider or the Credit Support Provider shall be binding absent manifest error.

          SECTION II.11.  Reports.  Prior to the 20th day of each month, the
                          -------
Master Servicer shall prepare and forward to the Administrative Agent (i) an Investor Report as of the end of the last day of the immediately preceding fiscal month, (ii) if requested by the Company or the Administrative Agent, a listing by Obligor of all Receivables together with an aging of such Receivables and (iii) such other information as the Company or the Administrative Agent may reasonably request.

          SECTION II.12.  Collection Account.  There shall be established on the
                          ------------------
day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Company, with the Collateral Agent, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Company. The Master Servicer shall remit daily within forty-eight hours of receipt to the Collection Account all Collections received with respect to any Receivables; provided, however, the Master Servicer shall be permitted to make payments to the Company on the last day of each Tranche Period instead of depositing funds into the Collection Account on a daily basis for so long as, and only for so long as no Master Servicer default and no other Termination Event has occurred hereunder. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Collateral Agent in Eligible Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each fiscal month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Discount) to the Company. On the date on which the Net Investment is zero and all amounts payable hereunder have been paid to the Company, any funds remaining on deposit in the Collection Account shall be paid to the Transferor. Initially, the Collection Account will be maintained with NationsBank, N.A., for the account of EFC/Anthony Industries, Inc., ABA 053000196, Account No. 653034652.

          SECTION II.13.  Taxes.  All payments made hereunder by the Transferor,
                          -----
a Seller and the Master Servicer (each, a "payor") to the Company, the Administrative Agent or the Collateral Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

               (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

               (c) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

          If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

          SECTION II.14.  Recourse to Transferor/Sellers.  The Transferor hereby
                          ------------------------------
irrevocably, absolutely and unconditionally agrees that if there are insufficient funds for the Master Servicer to distribute funds in payment in full of all of the amounts described in clauses (i) through (v) of the seventh sentence of Section 2.6, it shall immediately pay to the Company the amount of such shortfall; provided, however, that the aggregate amount to be paid by the
                --------  -------
Transferor under this Section shall not exceed $15 million.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES


          SECTION III.1.  Representations and Warranties of the Transferor.
                          ------------------------------------------------
The Transferor represents and warrants to the Company that:

               (a)  Corporate Existence and Power.  The Transferor is a
                    -----------------------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

               (b)  Corporate and Governmental Authorization; Contravention. The
                    -------------------------------------------------------
execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreements, the Fee Letter, the Company Certificate, the Transfer Certificate and each other document to be executed by the Transferor in connection therewith are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.8), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Transferor or result in the creation or imposition of any lien on assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8).

               (c)  Binding Effect.  Each of this Agreement, the Receivables
                    --------------
Purchase Agreements, the Fee Letter and the Company Certificate constitutes, and the Transfer Certificate upon payment by the Company of the Transfer Price set forth therein, and each other document to be executed by the Transferor in connection therewith will constitute the legal, valid and binding obligation of the Transferor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

               (d)  Perfection.  Immediately preceding
                    ----------
each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest and its right, title and interest in and to the Receivables Purchase Agreements against all creditors of and purchasers from the Transferor will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

               (e)  Accuracy of Information.  All information heretofore
                    -----------------------
furnished by or on behalf of the Transferor (including without limitation, the Investor Reports, any reports delivered pursuant to Section 2.11 and the Transferor's financial statements) to the Company or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor or to the Company or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified, except to the extent any untrue statement in information furnished by or on behalf of the Transferor prior to the Closing Date was subsequently corrected in a writing actually received by the Company and the Collateral Agent no later than two Business Days prior to the Closing Date.

               (f)  Tax Status.  The Transferor has filed all tax returns
                    ----------
(federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

               (g)  Action, Suits.  Except as set forth in Exhibit G, there are
                    -------------
no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may materially adversely affect the financial condition of the Transferor and its Subsidiaries taken as a whole or materially adversely affect the ability of Transferor to perform its obligations under this Agreement or either of the Receivables Purchase Agreements.

               (h)  Use of Proceeds.  No proceeds of any Transfer will be used
                    ---------------
by the Transferor to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

               (i)  Place of Business.  The principal place of business and
                    -----------------
chief executive office of the Transferor are located at the address of the Transferor indicated in Section 9.3 hereof and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit H or such other locations notified to the Company in accordance with Section 2.8 in jurisdictions where all action required by Section 2.8 has been taken and completed.

               (j)  Good Title.  Upon each Transfer and each recomputation of
                    ----------
the Transferred Interest, the Company shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

               (k)  Tradenames, Etc.   As of the date hereof: (i) the
                    ---------------
Transferor's chief executive office is located at the address for notices set forth in Section 9.3 hereof; (ii) the Transferor has only the subsidiaries and divisions listed on Exhibit I hereto; and (iii) the Transferor has, within the last five (5) years, operated only under the tradenames identified in Exhibit I hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit I hereto.

               (l)  Nature of Receivables.  Each Receivable is an Eligible
                    ---------------------
Receivable and an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended.

               (m)  Coverage Requirement; Amount of Receivables.  The Percentage
                    -------------------------------------------
Factor does not exceed the Maximum Percentage Factor. As of May 17, 1996, the aggregate Outstanding Balance of the K-2 Receivables in existence was $38,272,963.00, the aggregate Outstanding Balance of the Shakespeare Receivables in existence was $44,560,111.00 and the Net Receivable Balance was $62,546,862.79.

               (n)  Credit and Collection Policies.  Since November 9, 1995 and
                    ------------------------------
November 15, 1995, there have been no material changes in the Credit and Collection Policies of K-2 and Shakespeare, respectively; since such respective dates, no material adverse change has occurred in the overall rate of collection of the Receivables.

               (o)  Collections and Servicing.  Since November 9, 1995 and
                    -------------------------
November 15, 1995, there has been no material adverse change in the ability of K-2 and Shakespeare, respectively to service and collect the Receivables.

               (p)  No Termination Event.  No event has occurred and is
                    --------------------
continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

               (q)  Not an Investment Company.  The Transferor is not an
                    -------------------------
"investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

               (r)  ERISA.  The Transferor is in compliance in all material
                    -----
respects with ERISA and there is no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

               (s)  Accounts.  The names and addresses of all the Account Banks,
                    --------
together with the account numbers of the Accounts at such Account Banks, are specified in Exhibit C hereto (or at such other Account Banks and/or with such other Accounts as have been notified to the Collateral Agent and for which Account Agreements have been executed in accordance with Section 2.8(b) and delivered to the Master Servicer). All Obligors have been instructed to make payment to an Account and only Collections are deposited into the Accounts.

               (t)  Bulk Sales.  No transaction contemplated hereby or by the
                    ----------
Receivables Purchase Agreements requires compliance with any bulk sales act or similar law.

          Any document, instrument, certificate or notice delivered to the Company hereunder shall be deemed a representation and warranty by the Transferor.

          SECTION III.2.  Reaffirmation of Representations and Warranties by the
                          ------------------------------------------------------
Transferor.  On each day that a Transfer is made hereunder, the Transferor, by
- ----------
accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5, shall be deemed to have certified that all representations and warranties described in Section 3.1 are correct on and as of such day as though made on and as of such day. Each Incremental Transfer shall be subject to the further condition precedent that prior to the date of such Incremental Transfer, the Master Servicer shall have delivered to the Collateral Agent, in form and substance satisfactory to the Administrative Agent, a completed Investor Report dated within five days prior to the date of such Incremental Transfer, together with a listing by Obligor, if requested, and such additional information as may be reasonably requested by the Administrative Agent; and the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT


          SECTION IV.1.  Conditions to Closing.  On or prior to the date of
                         ---------------------
execution hereof, the Transferor shall deliver to the Company the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Company:

               (a) A copy of the Resolutions of the Board of Directors of the Transferor certified by its Secretary approving this Agreement, the Receivables Purchase Agreements and the other documents to be delivered by the Transferor hereunder .

               (b) The Articles of Incorporation of the Transferor certified by the Secretary of State or other similar official of the Transferor's jurisdiction of incorporation.

               (c) A Good Standing Certificate for the Transferor issued by the Secretary of State or a similar official of the Transferor's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement.

               (d)  A Certificate of the Secretary of the Transferor certifying
(i) the names and signatures of the officers authorized on its behalf to execute this Agreement, the Receivables Purchase Agreements, the Company Certificate, the Transfer Certificate, the Fee Letter and any other documents to be delivered by it hereunder (on which certificates the Company may conclusively rely until such time as the Company shall receive from the Transferor a revised certificate meeting the requirements of this clause (d)(i)) and (ii) that attached thereto is a true, correct and complete copy of the Transferor's By-Laws.

               (e) Copies of financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Incremental Transfer naming the Transferor as the debtor/seller and the Company as the secured party/purchaser and showing the Collateral Agent as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Company desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Company's ownership interest in all Receivables.

               (f) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Transferor.

               (g) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Company) dated a date reasonably near the date of the initial Incremental Transfer listing all effective financing statements which name the Transferor (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (1) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

               (h)  Executed copies of the Account Agreements.

               (i) Opinions of Gibson, Dunn & Crutcher, Garvey, Shubert & Barer and Baker & Daniels, covering the matters set forth in Exhibit J hereto.

               (j) A certificate of the Transferor in substantially the form of Exhibit K hereto executed by the Secretary or Assistant Secretary of the Transferor.

               (k) A computer tape setting forth all Receivables and the Outstanding Balances thereon and such other information as the Company may reasonably request.

               (l)  An executed copy of the Fee Letter.

               (m)  The Transferor Certificate, duly executed by the Transferor.

               (n) The Company Certificate, duly executed by the Transferor and appropriately completed.

               (o)  The Arrangement Fee in accordance with Section 2.7(b).

               (p)  An Investor Report for March 31, 1996.

               (q)  Executed copies of the Receivables Purchase Agreements.

               (r) Such other documents as the Company shall reasonably request.

          SECTION IV.2.  Other Conditions to Closing.  On or prior to the date
                         ---------------------------
of execution hereof, (a) the Transferor shall have adopted the Credit and Collection Policies as its own with respect to the Receivables purchased pursuant to the Receivables Purchase Agreements, and (b) all of the conditions precedent to closing under the Receivables Purchase Agreements shall have been satisfied.

                                   ARTICLE V

                                   COVENANTS


          SECTION V.1.  Affirmative Covenants of Transferor.  At all times from
                        -----------------------------------
the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Company's Transferred Interest shall be equal to zero, unless the Company shall otherwise consent in writing:

               (a)  Financial Reporting.   The Transferor will maintain, for
                    -------------------
itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent:

                    (i)  Annual Reporting.  Within 105 days after the close of
                         ----------------
     each of its fiscal years, audited financial statements, prepared in accordance with generally accepted accounting principles on a consolidated and consolidating basis (consolidating statements need not be audited by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to the Administrative Agent, prepared in accordance with gen-erally accepted accounting principles and any management letter prepared by said accountants and by a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event under Section 5.3, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.

                    (ii)   Quarterly Reporting.  Within 50 days after the close
                           -------------------
     of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                    (iii)  Compliance Certificate.  Together with the financial
                           ----------------------
     statements required hereunder, a compliance certificate signed by its chief financial officer stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial ratios and restrictions set forth in Section 5.3.

                    (iv)   Shareholders Statements and Reports.  Promptly upon
                           -----------------------------------
     the furnishing thereof to the shareholders of the Transferor, copies of all financial statements, reports and proxy statements so furnished.

                    (v)    S.E.C. Filings.  Promptly upon the filing thereof,
                           --------------
     copies of all registration statements and annual, quarterly, monthly or other regular reports which the Transferor or any Subsidiary files with the Securities and Exchange Commission.

                    (vi)   Notice of Termination Events or Potential Termination
                           -----------------------------------------------------
     Events. As soon as possible and in any event within two (2) days after the
     ------
     occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

                    (vii)  Change in Credit and Collection Policies and Debt
                           -------------------------------------------------
     Ratings.  Within ten (10) days after the date any material change in or
     -------
     amendment to the Credit and Collection Policies is made, copies of the Credit and Collection Policies then in effect indicating such change or amendment. Within five (5) days after the date of any change in the Transferor's public or private debt ratings, if any, a written certification of the

     Transferor's public and private debt ratings after giving effect to any such change.

                    (viii) Credit and Collection Policies.  Promptly, upon
                           ------------------------------
     request of the Administrative Agent, complete copies of the Credit and Collection Policies then in effect.

                    (ix)   Reports and Information Under Receivables Purchase
                           --------------------------------------------------
     Agreements.  Promptly upon receipt thereof by the Transferor, copies of all
     -----------
     information, documents, notices and reports required to be provided under the Receivables Purchase Agreements.

                    (x)    Other Information.  Such other information (including
                           -----------------
     non-financial information) as the Administrative Agent may from time to time reasonably request.

               (b)  Conduct of Business.  The Transferor will, and will cause
                    -------------------
each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, except if in the reasonable business judgement of the Transferor or such Subsidiary it is in its best economic interest not to conduct such business in such manner or in such fields and such failure to conduct such business in such manner or in such fields would not be reasonably likely to have a material adverse effect on the ability of the Transferor to perform its obligations under this Agreement or impair the collectibility of any Receivable. The Transferor will, and will cause each of its Subsidiaries to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

               (c)  Compliance with Laws.  The Transferor will, and will cause
                    --------------------
each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

               (d)  Furnishing of Information and Inspection of Records.  The
                    ---------------------------------------------------
Transferor will furnish to the Company from time to time such information with respect to the Receivables as the Company may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Transferor will at any time and from time to time during regular business hours, upon reasonable advance notice to the Transferor, permit the Company, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's performance hereunder with any of the officers, directors, employees or independent public accountants of the Transferor having knowledge of such matters.

               (e)  Keeping of Records and Books of Account.  The Transferor
                    ---------------------------------------
will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will give the Company notice of any material change in the administrative and operating procedures referred to in the previous sentence.

               (f)  Performance and Compliance with Receivables and Contracts.
                    ---------------------------------------------------------
The Transferor, at its expense, will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

               (g)  Credit and Collection Policies.  The Receivables will comply
                    ------------------------------
in all material respects with the Credit and Collection Policies and the related Contracts.

               (h)  Collections.  All Obligors relating to K-2 Receivables shall
                    -----------
be instructed to cause all Collections to be deposited directly to an Account. All Obligors relating to Shakespeare Receivables shall be instructed to cause all Collections to be deposited to Shakespeare, which shall remit such Collections immediately, but in any event with forty-eight (48) hours of receipt, to an Account.

               (i)  Collections Received.  The Transferor shall hold in trust,
                    --------------------
and deposit, immediately, but in any event not later than forty-eight (48) hours of its receipt thereof, to an Account all Collections received from time to time by the Transferor (including without limitation all Collections deemed to have been received by the Transferor under Section 2.9).

               (j)  Sale Treatment.  The Transferor shall report the
                    --------------
transactions contemplated by the Agreement on its financial statements as a sale of the Transferred Interest to the Company.

               (k)  Consents.  Within fifteen (15) days after the Closing Date,
                    --------
the Transferor shall deliver to the Company and the Administrative Agent executed copies of the consent of the noteholders of the Transferor pursuant to those separate note agreements, each dated as of October 15, 1992, consenting to the Transferor's entrance into this Agreement and the consummation of the transactions related hereto, such consents to be in form and substance acceptable to the Company.

          SECTION V.2.  Negative Covenants of Transferor.  During the term of
                        --------------------------------
this Agreement, unless the Company shall otherwise consent in writing:

               (a)  No Sales, Liens, Etc.  Except as otherwise provided herein,
                    --------------------
the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or upon or with respect to any account which concentrates in an Account Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

               (b)  No Extension or Amendment of Receivables.  Except as
                    ----------------------------------------
otherwise permitted in Section 6.2, the Transferor will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

               (c)  No Change in Business or Credit and Collection Policies. The
                    -------------------------------------------------------
Transferor will not make any change in the character of its business, except if in the reasonable business judgement of the Transferor it is in its best economic interest to change the character of its business and such change would not be reasonably likely to have a material adverse effect on the ability of the Transferor to perform its obligations under this Agreement, or, except as required by applicable law, in the Credit and Collection Policies, which change would, in either case, impair the collectibility of any Receivable.

               (d)  No Mergers, Etc.  The Transferor will not (i) consolidate or
                    ---------------
merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other person.

               (e)  Change in Payment Instructions to Obligors.  The Transferor
                    ------------------------------------------
will not add or terminate any bank as an Account Bank or any account as an Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Account, unless
(i) such instructions are to deposit such payments to another existing Account or (ii) the Administrative Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Administrative Agent shall have received an Account Agreement executed by each new Account Bank or an existing Account Bank with respect to each new Account, as applicable.

               (f)  Deposits to Accounts.  The Transferor will not deposit or
                    --------------------
otherwise credit, or cause or permit to be so deposited or credited, to any Account cash or cash proceeds other than Collections of Receivables.

               (g)  Change of Name, Etc.  The Transferor will not change its
                    -------------------
name, identity or structure or its chief executive office, unless at least 10 days prior to the effective date of any such change the Transferor delivers to the Collateral Agent (i) UCC financing statements, executed by the Transferor, necessary to reflect such change and to continue the perfection of the Company's ownership interests or security interests in the Receivables and (ii) new or revised Account Agreements executed by the Account Banks which reflect such change and enable the Collateral Agent to continue to exercise its rights contained in Section 2.8.

          SECTION V.3.  Financial Covenants of Transferor.  The Transferor shall
                        ---------------------------------
comply at all times with the financial covenants set forth in Exhibit M hereto.


                                  ARTICLE VI

                        ADMINISTRATION AND COLLECTIONS


          SECTION VI.1.  Appointment of Master Servicer.  The servicing,
                         ------------------------------
administering and collection of the Receivables shall be conducted by such Person (the "Master Servicer") so designated from time to time in accordance
             ---------------
with this Section 6.1. Until the Company gives notice to Anthony Industries, Inc. of the designation of a new Master Servicer, Anthony Industries, Inc. is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms hereof. The Master Servicer may perform its servicing duties and obligations hereunder either acting directly or through one or more sub-servicers; provided, however, the Master Servicer will
                                   --------  -------
remain primarily liable for the servicing of the Receivables and have the ultimate responsibility for ensuring that the sub-servicers perform their duties as such. The Company may, upon the occurrence of a Master Servicer default or any other Termination Event designate as Master Servicer any Person (including itself) to succeed Anthony Industries, Inc. or any successor Master Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Master Servicer pursuant to the terms hereof. The Company may notify any Obligor of the Transferred Interest.

          SECTION VI.2.  Duties of Master Servicer.
                         -------------------------

               (a) The Master Servicer shall take all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. Each of the Transferor and the Company hereby appoints as its agent the Master Servicer, from time to time designated pursuant to Section 6.1, to enforce its respective rights and interests in and under the Receivables, the Related Security and the Contracts. The Master Servicer shall set aside for the account of the Transferor and the Company their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6. The Master Servicer shall segregate and deposit to the Company's account the Company's allocable share of Collections of Receivables when required pursuant to Article II hereof. So long as no Termination Event shall have occurred and be continuing, the Transferor may, in accordance with the Credit and Collection Policies, extend the maturity of Receivables, but not beyond forty five (45) days, and extend the maturity or adjust the Outstanding Balance as the Transferor may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or
                                 --------  -------
adjustment shall not alter the status of such Receivable as a Delinquent Receivable or a Defaulted Receivable; provided, further, that no such extension
                                      --------  -------
or adjustment shall be made if such extension or adjustment would result in such Receivable being required to be paid more than 364 days from the original billing date therefor. The Transferor shall deliver to the Master Servicer and the Master Servicer shall hold in trust for the Transferor and the Company in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Company shall have the absolute and unlimited right to direct the Master Servicer (whether the Master Servicer is the Transferor or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security.

               (b) The Master Servicer shall hold for the benefit of the Transferor Collections received minus the Percentage Factor of such Collections. On the last day of each Tranche Period, the Master Servicer shall deduct from such Collections and pay to the Company in reduction of the Net Investment any amounts due under Section 2.9 hereof and unpaid from the Transferor and turn the remainder of such Collections over to the Transferor. In addition, the Master Servicer shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Obligor which is not a Receivable. If the Transferor is not the Master Servicer, the Master Servicer, by giving three Business Days' prior written notice to the Company may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Master Servicer incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Company. The Master Servicer, if other than the Transferor, shall as soon as practicable upon demand, deliver to the Transferor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

               (c) On or before 105 days after the end of each fiscal year of the

Master Servicer, beginning with the fiscal year ending December 31, 1995, the Master Servicer shall cause a firm of independent public accountants (who may also render other services to the Master Servicer or the Transferor) to furnish a report to the Company to the effect that they have (i) compared the information contained in the Investor Reports delivered during such fiscal year with the information contained in the Master Servicer's and the Sellers' records and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the information contained in the Investor Reports reconciles with the information contained in the Master Servicer's and the Sellers' records and computer systems and (ii) verified that a random sample of the Receivables treated by the Master Servicer as Eligible Receivables in fact satisfied the requirements of clauses (ii), (v), (ix) and
(xiv) of the definition thereof contained herein, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement; provided, however, that the Master Servicer's internal auditors may perform the verification specified in clause (ii) of this Section if such verification is confirmed by a firm of independent accountants.

               (d)  Notwithstanding anything to the contrary contained in this
Article VI, the Master Servicer, if not the Transferor, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any Receivable that is not included in the Transferred Interest other than to deliver to the Transferor the Collections and documents with respect to any such Receivable as described in Section 6.2(b).

          SECTION VI.3.  Rights After Designation of New Master Servicer.  At
                         -----------------------------------------------
any time following the designation of a Master Servicer (other than the Transferor) pursuant to Section 6.1:

                    (i) The Company may direct that payment of all amounts payable under any Receivable be made directly to the Company or its designee.

                    (ii) The Transferor shall, at the Company's request and at the Transferor's expense, give notice of the Company's ownership of Receivables to each Obligor and direct that payments be made directly to the Company or its designee.

                    (iii) The Transferor shall, at the Company's request, (A) assemble all of the Records, and shall make the same available to the Company at a place selected by the Company or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Company and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Company or its designee.

                    (iv) The Transferor hereby authorizes the Company to take any and all steps in the Transferor's name and on behalf of the Transferor necessary or desirable, in the determination of the Company, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

          SECTION VI.4.  Responsibilities of the Transferor.  Anything herein to
                         ----------------------------------
the contrary notwithstanding, the Transferor shall (i) perform all of its obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and the exercise by the Company of its rights hereunder shall not relieve the Transferor from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. The Company shall not have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Transferor thereunder.


                                  ARTICLE VII

                              TERMINATION EVENTS


          SECTION VII.1.  Termination Events.  The occurrence of any one or more
                          ------------------
of the following events shall constitute a Termination Event:

               (a) either the Transferor or the Master Servicer shall fail to make any payment or deposit to be made by it hereunder when due or the Master Servicer shall fail to observe or perform any term, covenant or agreement on the Master Servicer's part to be performed under Section 2.8(b) hereof; or

               (b) any representation, warranty, certification or statement made by the Transferor or the Master Servicer in this Agreement or in any other document delivered pursuant hereto shall prove to have been incorrect in any respect when made or deemed made if such inaccuracy could have a material adverse effect on the Transferor's ability to perform its obligations under this Agreement or impair the collectibility of any Receivable; or

               (c) either the Transferor or the Master Servicer shall default in the performance of any payment or fail to perform or observe any term, covenant or agreement hereunder (other than those covered by clauses (a) and (b) above) (i) to be performed or observed under Sections 5.1(a)(vi), 5.1(a)(vii), 5.1(b), 5.1(f), 5.1(g), 5.1(h), 5.1(i), 5.2(a), (c), (d), (e), (f) or (g) or
Section 5.3 or (ii) to be performed or observed under any other provision hereof and such default in the case of this clause (ii) shall continue for ten (10) days; or

               (d) failure of the Master Servicer or Transferor or any of its Subsidiaries to pay when due any amounts due under any agreement under which any Indebtedness greater than $5 million is governed; or any Indebtedness greater than $5 million shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

               (e) any Event of Bankruptcy shall occur with respect to the Transferor, the Master Servicer, either of the Sellers or any of their respective Subsidiaries; or

               (f) the Transferor shall, for any reason, fail to have a valid ownership interest in the Receivables, or the Company shall, for any reason, fail to have a valid and perfected first priority security interest in the Receivables; or

               (g) the Transferor or the Master Servicer shall enter into any transaction or merger whereby it is not the surviving entity; or

               (h) there shall have occurred any material adverse change in the operations of K-2 or Shakespeare, since November 9, 1995 and November 15, 1995, respectively or any other event shall have occurred which materially affects the Transferor's or the Master Servicer's or either of the Sellers' ability to either collect the Receivables or to perform under this Agreement; or

               (i) the Liquidity Provider or the Credit Support Provider shall have given notice that an event of default has occurred and is continuing under its agreements with the Company; or

               (j) the Commercial Paper issued by the Company shall not be rated at least "A-2" by Standard & Poor's and at least "P-2" by Moody's, unless such downgrading is the result of the Credit Support Provider being downgraded; or

               (k) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment on the next day, bringing the Percentage Factor to less than or equal to 95% or the Percentage Factor equals or exceeds 100% at any time; or

               (l)  the Dilution Ratio for any month exceeds 11%; or

               (m)  the Loss to Liquidation Ratio for any month exceeds 7.5%; or

               (n)  the Delinquency Ratio for any month exceeds 16%; or

               (o) the Transferor shall fail to comply with the covenant set forth in Section 5.1(k).

          SECTION VII.2.  Termination.  (a) If a Termination Event occurs, the
                          -----------
Company may, by notice to the Transferor, declare all outstanding Tranche Periods to be ended and designate the Base Rate plus 2% to be applicable to the Net Investment; provided, however, if a Termination Event specified in Section 7.1(i) or (j) occurs, the applicable rate shall be the Base Rate.

               (b) In addition, if any Termination Event occurs the Company and the Collateral Agent shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the UCC by applicable law in respect thereto.

                                 ARTICLE VIII

                  INDEMNIFICATION; EXPENSES; RELATED MATTERS


          SECTION VIII.1.  Indemnities by the Transferor.  Without limiting any
                           -----------------------------
other rights which the Company may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Company, the Liquidity Provider and the Credit Support Provider and any permitted assigns and their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider or the Company) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise, arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by the Company of the Transferred Interest excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (expect as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                    (i) reliance on any representation or warranty made by the Transferor (or any officers of the Transferor) under or in connection with this Agreement, any Investor Report or any other information or report delivered by the Transferor pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                    (ii) the failure by the Transferor to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                    (iii) the failure to vest and maintain vested in the Company an undivided percentage ownership interest, to the extent of the Transferred Interest, in the Receivables included in the Transferred Interest, free and clear of any Adverse Claim;

                    (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable included in the Transferred Interest;

                    (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable included in the Transferred Interest (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                    (vi) any failure of the Transferor, as Master Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI; or

                    (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

provided, however, that if the Company enters into agreements for the purchase
- --------  -------
of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are
                --------  -------
attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such Indemnified Amounts.

          SECTION VIII.2.  Indemnity for Taxes, Reserves and Expenses.  (a) If
                           ------------------------------------------
after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                    (i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

                   (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interest or the Receivables; or

                    (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interests or the Receivables,

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by the Company, the Transferor shall pay to the Company such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

               (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by the Company, the Transferor shall pay to the Company such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

               (c) The Company will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section. A notice by the Company claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Company may use any reasonable averaging and attributing methods.

               (d) Anything in this Section 8.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 8.2 ("Section 8.2
                                                                -----------
Costs") to the Transferor and each Other Transferor; and provided, further, that
- -----
if such Section 8.2 Costs are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such Section 8.2 Costs.

          SECTION VIII.3.  Other Costs, Expenses and Related Matters.  (a) The
                           -----------------------------------------
Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company and the Administrative Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company) incurred by or on behalf of the Company and the Administrative Agent
(i) in connection with the negotiation, execution, delivery and preparation of this Agreement and any documents or instruments delivered pursuant hereto and the transactions contemplated hereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time
(a) relating to any amendments, waivers or consents under this Agreement, (b) arising in connection with the Company's or its agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement, excluding any dispute, audit, disagreement, litigation or preparation for litigation between the Company and/or the Administrative Agent, on the one hand, and the Liquidity Support Provider, the Credit Support Provider, the Collateral Agent or the holders of the Commercial Paper on the other (all of such amounts, collectively, "Transaction Costs").
                                                        -----------------

               (b) Transferor shall pay the Company on demand any Early Collection Fee due on account of the reduction of a Tranche on a day prior to the last day of its Tranche Period.

          SECTION VIII.4.  Reconveyance Under Certain Circumstances.  Transferor
                           ----------------------------------------
agrees to accept the reconveyance from the Company of the Transferred Interest if the Company notifies Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and Transferor shall fail to cure such breach within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), 3 days) of such notice. The reconveyance price shall be paid by the Transferor to the Company in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids.

                                  ARTICLE IX

                                 MISCELLANEOUS


          SECTION IX.1.  Term of Agreement.  This Agreement shall terminate
                         -----------------
following the Termination Date when the Net Investment has been reduced to zero, all accrued Discount has been paid in full and all other Aggregate Unpaids have been paid in full; provided, however, that (i) the rights and remedies of the
                   --------  -------
Company with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section 9.9, shall be continuing and shall survive any termination of this Agreement.

          SECTION IX.2.  Waivers; Amendments.  No failure or delay on the part
                         -------------------
of the Company in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Transferor and the Company.

          SECTION IX.3.  Notices.  (a) Except as provided below, all
                         -------
communications and notices provided for hereunder shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation is received, (ii) if given by mail 3 Business Days following such posting, or (iii) if given by any other means, when received at the address specified in this Section. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes the Company to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

          If to the Company:

                    Enterprise Funding Corporation
                    c/o Merrill Lynch Money Markets Inc.
                    World Financial Center--South Tower
                    225 Liberty Street
                    New York, New York  10218
                    Attention:  Gerard Haugh
                    Telephone:  (212) 236-7200
                    Telecopy:   (212) 236-7584

                    Payment Information:
                    Bankers Trust Company
                    ABA #:  021001033
                    Account #:  01419647
                    Reference:  Enterprise Funding - Anthony

                    (with a copy to the Administrative Agent)

          If to the Transferor or the Master Servicer:

                    Anthony Industries, Inc.
                    4900 South Eastern Avenue, Suite 200
                    Los Angeles, California  90040
                    Attention:  John Rangel
                    Telephone: (213) 890-5830
                    Telecopy:  (213) 724-0470

                    Payment Information:
                    Bank of America
                    ABA #:  12100358
                    Account #:  1233853579
                    Reference:  Anthony Industries

(with a separate copy to the Controller of Anthony Industries, Inc. at the same address)

          If to the Administrative Agent or the Collateral Agent:

                    NationsBank, N.A.
                    NationsBank Corporate Center -- 10th Floor
                    Charlotte, North Carolina  28255
                    Attention:  Michelle M. Heath --
                      Investment Banking
                    Telephone:  (704) 386-7922
                    Telecopy:   (704) 388-9169

               (b) The Company shall provide the Transferor with written notice on or before 60 days prior to a Termination Date occurring due to a termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement or the Credit Support Provider under the Credit Support Agreement.

               (c) If an extension of the Termination Date is sought pursuant to clause (v) of the definition of the term Termination Date, the Transferor shall make a written request to the Company to extend the Termination Date no later than 60 days prior to the then-scheduled Termination Date. The Company shall determine, in its sole discretion, whether to extend the Termination Date and shall provide notice of its determination no later than 30 days prior to the then-scheduled Termination Date; provided, however, if the Company fails to notify the Transferor of its determination, the Transferor's request shall be deemed to be rejected.


          SECTION IX.4.  Governing Law; Submission to Jurisdiction; Integration.
                         -------------------------------------------------------
                    (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Transferor hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.4 shall affect the right of the Company to bring any action or proceeding against the Transferor or its property in the courts of other jurisdictions.

                    (b) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          SECTION IX.5.  Severability; Counterparts.  This Agreement may be
                         --------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION IX.6.  Successors and Assigns.  (a)  This Agreement shall be
                         ----------------------
binding on the parties hereto and their respective successors and assigns; provided, however, that the Transferor may not assign any of its rights or
- --------  -------
delegate any of its duties hereunder without the prior written consent of the Company. No provision of this Agreement shall in any manner restrict the ability of the Company to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.

               (b) The Transferor hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider. In addition, the Transferor hereby agrees and consents to the complete assignment by the Company of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the Collateral Agent.

          SECTION IX.7.  Waiver of Confidentiality.  The Transferor hereby
                         -------------------------
consents to the disclosure of any nonpublic information with respect to it received by the Company or the Administrative Agent to any of the Company, any nationally recognized rating agency rating the Company's commercial paper, the Administrative Agent, the Liquidity Provider or the Credit Support Provider in relation to this Agreement.

          SECTION IX.8.  Confidentiality Agreement.  The Transferor hereby
                         -------------------------
agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Company, the Collateral Agent, the Administrative Agent, the Liquidity Provider or the Credit Support Provider to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction.

          SECTION IX.9. No Bankruptcy Petition Against the Company.  The
                        ------------------------------------------
Transferor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          SECTION IX.10.  No Recourse Against Stockholders, Officers or
                          ---------------------------------------------
Directors.  No recourse under any obligation, covenant or agreement of the
- ---------
Company contained in this Agreement shall be had against Merrill Lynch Money Markets Inc. (or any affiliate thereof), or any stockholder, officer or director of the Company, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, and that no personal liability whatsoever shall attach to or be incurred by Merrill Lynch Money Markets Inc. (or any affiliate thereof), or the stockholders, officers or directors of the buyer, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Company contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Merrill Lynch Money Markets Inc. (or any affiliate thereof) and every such stockholder, officer or director is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

          SECTION IX.11.  Characterization of the Transactions Contemplated by
                          ----------------------------------------------------
the Agreement. It is the intention of the parties that the transactions
- -------------
contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Company and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Company, and the Transferor hereby grants to the Company, a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security and Collections with respect thereto, and that this Agreement shall constitute a security agreement under applicable law.

          SECTION IX.12.  Assignment of the Receivables Purchase Agreement. The
                          ------------------------------------------------
Transferor hereby grants and assigns to the Collateral Agent, for the benefit of the Company, all of the Transferor's right and title to and interest in the Receivables Purchase Agreements with respect to the Transferred Interests. The Transferor confirms and agrees that the Collateral Agent shall have, following a Termination Event, the sole right to enforce the Transferor's rights and remedies under the Receivables Purchase Agreements with respect to the Transferred Interests for the benefit of the Company, but without any obligation on the part of the Collateral Agent, the Company or any of their respective Affiliates, to perform any of the obligations of the Transferor under the Receivables Purchase Agreements. The Transferor further confirms and agrees that such assignment to the Collateral Agent shall terminate upon the final payment in full by the Transferor to the Company of all amounts due hereunder; provided,
                                                                       --------
however, that the rights of the Collateral Agent and the Company pursuant to
- -------
such assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by either Seller pursuant to the Receivables Purchase Agreements, which rights and remedies survive the termination of the Receivables Purchase Agreements, shall be continuing and shall survive any termination of such assignment.

          SECTION IX.13.  Further Actions.  From time to time, as and when
                          ---------------
requested by the Company or the Collateral Agent, the Transferor shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be deemed necessary or desirable to carry out the intent and purposes of this Agreement and to consummate and give effect to the other transactions, covenants and agreements contemplated hereby, including, without limitation, assisting the Company in collecting Receivables as to which a Letter of Credit Bank has issued a letter of credit .

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.



                                  ENTERPRISE FUNDING CORPORATION,
                                   as the Company



                                  By: _______________________________
                                      Name:
                                      Title:


                                  ANTHONY INDUSTRIES, INC.
                                   as the Transferor and the Master Servicer


                                  By: _______________________________
                                      Name:
                                      Title:

                                  NATIONSBANK, N.A.,
                                   as the Administrative Agent and
                                   the Collateral Agent


                                  By: _______________________________
                                      Name:
                                      Title: